Exhibit 99.1

Pennant Reports Second Quarter 2023 Results

Conference Call and Webcast scheduled for tomorrow, August 9, 2023 at 10:00 am MT

EAGLE, Idaho – August 8, 2023 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the second quarter of 2023, reporting GAAP diluted earnings per share $0.09 and adjusted diluted earnings per share of $0.18 for the quarter (1).

Second Quarter Highlights

▪Total revenue for the quarter was $132.3 million, an increase of $16.0 million or 13.7% over the prior year quarter;

▪Net income for the second quarter was $2.8 million, an increase of $5.5 million or 204.5% over the prior year quarter, and adjusted net income for the second quarter was $5.4 million, an increase of $1.3 million or 30.4% over the prior year quarter;

▪Segment Adjusted EBITDAR from Operations for the second quarter was $19.5 million, an increase of $2.8 million or 17.1% over the prior year quarter; adjusted EBITDA for the second quarter was $10.1 million, an increase of $2.5 million or 32.3% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the second quarter was $95.0 million, an increase of $9.7 million or 11.3% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations for the second quarter was $15.7 million, essentially flat to the prior year quarter; and segment adjusted EBITDA from operations for the second quarter was $14.4 million, a decrease of $0.1 million or 1.0% over the prior year quarter;

▪Total home health admissions for the second quarter were 10,441, an increase of 386 or 3.8% over the prior year quarter; total Medicare home health admissions for the second quarter were 4,849, an increase of 167 or 3.6% over the prior year quarter;

▪Total hospice admissions for the second quarter were 2,322, an increase of 203 or 9.6% over the prior year quarter. Hospice average daily census for the second quarter was 2,494, an increase of 209 or 9.1% compared to the prior year quarter;

▪Senior Living Services segment revenue for the second quarter was $37.3 million, an increase of $6.3 million or 20.3% over the prior year quarter; average occupancy for the second quarter was 78.0%, an increase of 150 basis points over the prior year quarter, and average monthly revenue per occupied room for the second quarter was $3,939 an increase of $469 or 13.5% over the prior year quarter;

▪Same store(2) Senior Living Services segment revenue for the second quarter was $36.0 million, an increase of $5.0 million or 16.1% over the prior year quarter; same store senior living average occupancy for the second quarter was 79.6%, an increase of 240 basis points over the prior year quarter, and average monthly revenue per occupied room for the second quarter was $3,929 an increase of 459 or 13.2% over the prior year quarter;

▪Senior Living segment adjusted EBITDAR from operations for the second quarter was $11.7 million, an increase of $2.9 million or 33.2% over the prior year quarter; and segment adjusted EBITDA from Operations for the second quarter was $3.6 million, an increase of $2.6 million or 277.4% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	“Same store Senior Living Services” is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

Operating Results

“We are pleased to report continued growth and sound execution in the second quarter,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “In addition to robust top line growth, we saw increased census and improved margin and earnings on a consolidated basis. The leaders in our senior living segment have produced an inspiring turnaround and our home health and hospice segment continued to accelerate its growth ramp. We are well-positioned to execute throughout the remainder of the year and deliver on our 2023 commitments.”

Lynette Walbom, Pennant’s Chief Financial Officer, also commented on the Company’s solid cash and balance sheet position: “Our operations produced $15.5 million of cash in the first half of the fiscal year. With this cash, and its positive impact on our leverage ratios, we are well-positioned to take advantage of an increasing number of attractive acquisition opportunities flowing our direction.” She noted that the Company had $2.8 million of cash on hand and $85.3 million available on its revolving line of credit, with a net debt-to-adjusted EBITDA ratio of 1.57x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.99x.

A discussion of the Company's use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Form 10-Q for the quarter ended June 30, 2023, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

Conference Call

A live webcast will be held tomorrow, August 9, 2023 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s second quarter 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 101 home health and hospice agencies and 51 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The

Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$132,281	$116,316	$258,745	$230,226

Expense
Cost of services	106,176	92,716	208,778	182,978
Rent—cost of services	9,836	9,078	19,433	19,129
General and administrative expense	8,791	9,741	17,496	19,774
Depreciation and amortization	1,214	1,279	2,494	2,426
Loss on asset dispositions and impairment, net	3	6,617	3	6,708
Total expenses	126,020	119,431	248,204	231,015
Income (loss) from operations	6,261	(3,115)	10,541	(789)
Other income (expense):
Other income (expense)	35	(35)	65	(32)
Interest expense, net	(1,453)	(821)	(2,859)	(1,450)
Other expense, net	(1,418)	(856)	(2,794)	(1,482)
Income (loss) before provision for income taxes	4,843	(3,971)	7,747	(2,271)
Provision (benefit) for income taxes	1,921	(1,375)	2,828	(833)
Net income (loss)	2,922	(2,596)	4,919	(1,438)
Less: net income attributable to noncontrolling interest	125	80	272	224
Net income (loss) and other comprehensive income attributable to The Pennant Group, Inc.	$2,797	$(2,676)	$4,647	$(1,662)
Earnings (loss) per share:
Basic	$0.09	$(0.09)	$0.16	$(0.06)
Diluted	$0.09	$(0.09)	$0.15	$(0.06)
Weighted average common shares outstanding:
Basic	29,809	28,605	29,780	28,589
Diluted	30,193	28,605	30,171	28,589

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash	$2,838	$2,079
Accounts receivable—less allowance for doubtful accounts of $957 and $592, respectively	57,252	53,420
Prepaid expenses and other current assets	11,549	18,323
Total current assets	71,639	73,822
Property and equipment, net	27,252	26,621
Right-of-use assets	260,730	260,868
Deferred tax assets, net	214	2,149
Restricted and other assets	10,940	10,545
Goodwill	83,614	79,497
Other indefinite-lived intangibles	61,025	58,617
Total assets	$515,414	$512,119
Liabilities and equity
Current liabilities:
Accounts payable	$12,037	$13,647
Accrued wages and related liabilities	22,848	23,283
Operating lease liabilities—current	17,412	16,633
Other accrued liabilities	16,180	16,684
Total current liabilities	68,477	70,247
Long-term operating lease liabilities—less current portion	246,307	247,042
Other long-term liabilities	7,779	6,281
Long-term debt, net	59,153	62,892
Total liabilities	381,716	386,462
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,251 and 29,799 shares issued and outstanding, respectively, at June 30, 2023; and 30,149 and 29,692 shares issued and outstanding, respectively, at December 31, 2022	29	29
Additional paid-in capital	102,886	99,764
Retained earnings	25,931	21,284
Treasury stock, at cost, 3 shares at June 30, 2023 and 2022	(65)	(65)
Total Pennant Group, Inc. stockholders’ equity	128,781	121,012
Noncontrolling interest	4,917	4,645
Total equity	133,698	125,657
Total liabilities and equity	$515,414	$512,119

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Six Months Ended June 30,
	2023	2022

Net cash provided by operating activities	$15,533	$4,899
Net cash used in investing activities	(11,226)	(8,750)
Net cash (used in) provided by financing activities	(3,548)	1,861
Net increase (decrease) in cash	759	(1,990)
Cash beginning of period	2,079	5,190
Cash end of period	$2,838	$3,200

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$42,411	32.1%	$40,669	35.0%
Hospice	46,562	35.2	39,359	33.8
Home care and other(a)	6,047	4.6	5,316	4.6
Total home health and hospice services	95,020	71.9	85,344	73.4
Senior living services	37,261	28.1	30,972	26.6
Total revenue	$132,281	100.0%	$116,316	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Six Months Ended June 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$84,191	32.5%	$78,089	33.9%
Hospice	89,851	34.7	77,182	33.5
Home care and other(a)	12,057	4.7	10,548	4.6
Total home health and hospice services	186,099	71.9	165,819	72.0
Senior living services	72,646	28.1	64,407	28.0
Total revenue	$258,745	100.0%	$230,226	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended June 30,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$95,020	$85,344	9,676	11.3%

Home health services:
Total home health admissions	10,441	10,055	386	3.8%
Total Medicare home health admissions	4,849	4,682	167	3.6%
Average Medicare revenue per 60-day completed episode(a)	$3,595	$3,580	$15	0.4%
Hospice services:
Total hospice admissions	2,322	2,119	203	9.6%
Average daily census	2,494	2,285	209	9.1%
Hospice Medicare revenue per day	$189	$176	$13	7.4%

	Three Months Ended June 30,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$91,209	$85,190	$6,019	7.1%

Home health services:
Total home health admissions	9,866	9,989	(123)	(1.2)%
Total Medicare home health admissions	4,445	4,639	(194)	(4.2)%
Average Medicare revenue per 60-day completed episode(a)	$3,621	$3,580	$41	1.1%
Hospice services:
Total hospice admissions	2,181	2,119	62	2.9%
Average daily census	2,406	2,285	121	5.3%
Hospice Medicare revenue per day	$188	$176	$12	6.8%

	Six Months Ended June 30,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$186,099	$165,819	$20,280	12.2%

Home health services:
Total home health admissions	21,351	20,237	1,114	5.5%
Total Medicare home health admissions	9,797	9,315	482	5.2%
Average Medicare revenue per 60-day completed episode(a)	$3,531	$3,539	$(8)	(0.2)%
Hospice services:
Total hospice admissions	4,773	4,528	245	5.4%
Average daily census	2,467	2,259	208	9.2%
Hospice Medicare revenue per day	$186	$177	$9	5.1%

	Six Months Ended June 30,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$179,820	$165,665	$14,155	8.5%

Home health services:
Total home health admissions	20,354	20,171	183	0.9%
Total Medicare home health admissions	9,110	9,272	(162)	(1.7)%
Average Medicare revenue per 60-day completed episode(a)	$3,554	$3,539	$15	0.4%
Hospice services:
Total hospice admissions	4,569	4,528	41	0.9%
Average daily census	2,391	2,259	132	5.8%
Hospice Medicare revenue per day	$185	$177	$8	4.5%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all agencies purchased or licensed prior to January 1, 2022.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total senior living results:
Senior living revenue	$37,261	$30,972	$72,646	$64,407

Occupancy	78.0%	76.5%	78.1%	74.4%
Average monthly revenue per occupied unit	$3,939	$3,470	$3,893	$3,418

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Same store senior living(a) results:
Senior living revenue	$35,972	$30,972	$70,573	$61,070

Occupancy	79.6%	77.2%	79.3%	76.3%
Average monthly revenue per occupied unit	$3,929	$3,470	$3,890	$3,694

(a)	Same store senior living results is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$64,214	48.5%	$57,698	49.6%
Medicaid	18,931	14.3	15,343	13.2
Subtotal	83,145	62.8	73,041	62.8
Managed Care	17,254	13.1	15,413	13.3
Private and Other(a)	31,882	24.1	27,862	23.9
Total revenue	$132,281	100.0%	$116,316	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Six Months Ended June 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$124,970	48.3%	$112,776	49.0%
Medicaid	36,562	14.1	30,737	13.4
Subtotal	161,532	62.4	143,513	62.4
Managed Care	34,380	13.3	29,449	12.7
Private and Other(a)	62,833	24.3	57,264	24.9
Total revenue	$258,745	100.0%	$230,226	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss) attributable to The Pennant Group, Inc.	$2,797	$(2,676)	$4,647	$(1,662)

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	80	—	224
Costs at start-up operations(b)	471	431	1,001	586
Share-based compensation expense(c)	1,354	2,380	2,773	4,820
Acquisition related costs and credit allowances(d)	72	14	104	14
Costs associated with transitioning operations(e)	570	6,701	669	6,882
Unusual, non-recurring or redundant charges (f)	226	40	624	77
Provision for income taxes on Non-GAAP adjustments(g)	(49)	(2,796)	(531)	(3,441)
Non-GAAP net income	$5,441	$4,174	$9,287	$7,500

Dilutive Earnings Per Share As Reported
Net Income (Loss)	$0.09	$(0.09)	$0.15	$(0.06)
Average number of shares outstanding	30,193	28,605	30,171	28,589

Adjusted Diluted Earnings Per Share
Net Income	$0.18	$0.14	$0.31	$0.25
Average number of shares outstanding	30,193	30,231	30,171	30,188

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Revenue	$(3,286)	$(1,103)	$(5,893)	$(1,589)
	Cost of services	3,351	1,480	6,161	2,097
	Rent	401	47	723	71
	Depreciation	5	7	10	7
	Total Non-GAAP adjustment	$471	$431	$1,001	$586

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Cost of services	$781	$528	$1,469	$1,121
	General and administrative	573	1,852	1,304	3,699
	Total Non-GAAP adjustment	$1,354	$2,380	$2,773	$4,820

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

(e)	During the six months ended June 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

	During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Revenue	$—	$—	$—	$(3,336)
	Cost of services	538	74	585	2,556
	Rent	27	10	79	948
	Depreciation	5	—	5	—
	Loss on asset dispositions and impairment	—	6,617	—	6,714
	Total Non-GAAP adjustment	$570	$6,701	$669	$6,882

(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

	Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $192 and $465 for the three and six months ended June 30, 2023, respectively, and $458 and $1,101 for the three and six months ended June 30, 2022, respectively.

(g)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 26.0% and 25.8% for the six months ended June 30, 2023 and 2022, respectively. This rate excludes the tax benefit of shared-based payment awards.

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Consolidated net income (loss)	$2,922	$(2,596)	$4,919	$(1,438)
Less: Net income attributable to noncontrolling interest	125	80	272	224
Add: Provision for income taxes (benefit)	1,921	(1,375)	2,828	(833)
Net interest expense	1,453	821	2,859	1,450
Depreciation and amortization	1,214	1,279	2,494	2,426
Consolidated EBITDA	7,385	(1,951)	12,828	1,381
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	65	377	268	508
Share-based compensation expense(b)	1,354	2,380	2,773	4,820
Acquisition related costs and credit allowances(c)	72	14	104	14
Costs associated with transitioning operations(d)	538	6,691	585	5,934
Unusual, non-recurring or redundant charges(e)	226	40	624	77
Rent related to items (a) and (d) above	428	57	802	1,019
Consolidated Adjusted EBITDA	10,068	7,608	17,984	13,753
Rent—cost of services	9,836	9,078	19,433	19,129
Rent related to items (a) and (d) above	(428)	(57)	(802)	(1019)
Adjusted rent—cost of services	9,408	9,021	18,631	18,110
Consolidated Adjusted EBITDAR(f)	$19,476		$36,615

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(c)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(d)	During the six months ended June 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(e)
Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $192 and $465 for the three and six months ended June 30, 2023, respectively, and $458 and $1,101 for the three and six months ended June 30, 2022, respectively.

(f)	This measure is a valuation measure and is displayed thusly, it is not a performance measure as it excludes rent expense, which is a normal and recurring operating expense and, as such, does not reflect our cash requirements for leasing commitments. Our presentation of Consolidated Adjusted EBITDAR should not be construed as a financial performance measure.

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended June 30, 2023
Revenue	$95,020	$37,261	$—	$132,281
Segment Adjusted EBITDAR from Operations	$15,681	$11,680	$(7,885)	$19,476
Three Months Ended June 30, 2022
Revenue	$85,344	$30,972	$—	$116,316
Segment Adjusted EBITDAR from Operations	$15,728	$8,771	$(7,870)	$16,629

	Six Months Ended June 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Six Months Ended June 30, 2023
Revenue	$186,099	$72,646	$—	$258,745
Segment Adjusted EBITDAR from Operations	$30,093	$21,921	$(15,399)	$36,615
Six Months Ended June 30, 2022
Revenue	$165,819	$64,407	$—	$230,226
Segment Adjusted EBITDAR from Operations	$29,676	$18,203	$(16,016)	$31,863

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations(a)	$19,476	$16,629	$36,615	$31,863
Less: Depreciation and amortization	1,214	1,279	2,494	2,426
Rent—cost of services	9,836	9,078	19,433	19,129
Other Income	35	(35)	65	(32)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	65	377	268	508
Share-based compensation expense (c)	1,354	2,380	2,773	4,820
Acquisition related costs and credit allowances(d)	72	14	104	14
Costs associated with transitioning operations(e)	538	6,691	585	5,934
Unusual, non-recurring or redundant charges(f)	226	40	624	77
Add: Net loss attributable to noncontrolling interest	125	80	272	224
Consolidated Income from Operations	$6,261	$(3,115)	$10,541	$(789)

(a)
Segment Adjusted EBITDAR from Operations is net income (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) the costs associated with transitioning operations, (5) unusual, non-recurring or redundant charges, and (6) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(d)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(e)	During the six months ended June 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

Costs identified as redundant or non-recurring incurred by the Company for additional services provided by Ensign. All amounts are included in general and administrative expense. Fees incurred were $192 and $465 for the three and six months ended June 30, 2023, respectively, and $458 and $1,101 for the three and six months ended June 30, 2022, respectively.

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$15,681	$15,728	$11,680	$8,771
Less: Rent—cost of services	1,374	1,241	8,462	7,837
Rent related to start-up and transitioning operations	(83)	(47)	(345)	(10)
Segment Adjusted EBITDA from Operations	$14,390	$14,534	$3,563	$944

	Six Months Ended June 30,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$30,093	$29,676	$21,921	$18,203
Less: Rent—cost of services	2,697	2,503	16,736	16,626
Rent related to start-up and transitioning operations	(176)	(71)	(626)	(948)
Segment Adjusted EBITDA from Operations	$27,572	$27,244	$5,811	$2,525

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs and credit allowances, (f) net costs associated with transitioning operations, (g) usual or non-recurring charges and (h) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and and credit allowances, (h) redundant or non-recurring transition services costs, (i) costs associated with transitioning operations, (j) usual or non-recurring charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.